EXHIBIT 10.1

north america

Gray D. Lindsey Senior Vice President CCNA Business Development and System Economics

May 1, 2006

Coca-Cola Enterprises, Inc.
P.O. Box 723040
Atlanta, Georgia 31139

Attn:   Mr. William W. Douglas, III
            Senior Vice President and Chief Financial Officer

Re:      U.S. and Canada Cold Drink Equipment Purchase Partnership Programs

Dear Bill:

With reference to the letter agreement dated December 20, 2005 between The Coca-Cola Company (“TCCC”) and Coca-Cola Enterprises Inc. (“CCE”) setting forth the U.S. “1999-2010 Cold Drink Equipment Purchase Partnership Program” (the “U.S. CAPPr Agreement”) and the letter agreement dated December 21, 2005 between Coca-Cola Ltd. (“CCL”) and Coca-Cola Bottling Company (“CCBC”) setting forth the Canada “1998-2010 Cold Drink Equipment Purchase Partnership Program” (the “Canada CAPPr Agreement”), the following shall serve as our mutual understanding relative to Energy Coolers as referenced in the seventh bullet of the “Purchase Plan” section of the U.S. CAPPr Agreement and the sixth bullet of the “Purchase Plan” section of the Canada CAPPr Agreement (the U.S. CAPPr Agreement and the Canada CAPPr Agreement are sometimes collectively referred to as the “CAPPr Agreements”). All capitalized terms used in this letter will have the meanings given to them in the CAPPr Agreements except as defined herein.

In order to determine the appropriate Alternative Credit for Energy Coolers under the CAPPr Agreements, TCCC has made certain throughput and gross profit assumptions. These assumptions are specifically that Energy Coolers will have an average throughput of **** cases (192 oz. equivalent cases) per week at an average of $**** gross profit per case. This yields an average weekly gross profit (the “Expected Gross Profit”) of $**** per Energy Cooler per week (or $**** per Energy Cooler per year). This “Expected Gross Profit” (with a ****% annual inflation factor) was used to calculate the net present value (NPV) of TCCC’s Expected Gross Profit of Energy Coolers under the CAPPr Agreements from January 2005 through December 2021, the period of time impacted by the CAPPr Agreements.

****Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

During each annual review process, and based upon the methodology as outlined in the CAPPr Agreements, we will compare the actual average weekly gross profit from Energy Coolers to the Expected Gross Profit. If the difference is less than 20% (plus or minus, i.e., the actual average weekly gross profit is between $**** and $****), then no modifications to the CAPPr Agreements will be made relative to Energy Cooler performance. If the actual average weekly gross profit is $**** or less (20% or more negative variance), then the Alternative Credit multiplier (currently set at ****) will be reduced and additional Venders (or Vendors under the Canada CAPPr Agreement), Manual Equipment, and/or Energy Coolers will be added to the Purchase Plan such that the NPV of TCCC gross profit is restored to the amount of the Expected Gross Profit for the remaining years of the CAPPr Agreements. No additional Venders (or Vendors under the Canada CAPPr Agreement), Manual Equipment, and/or Energy Coolers will be added beyond 2010 as a result of a decline of actual average weekly gross profit below $****. Instead, after 2010 and until December 31, 2021, if the actual average weekly gross profit of the Energy Coolers is $**** or less, CCE and TCCC will each act reasonably and in good faith to reach a mutually agreeable solution. If, on the other hand, the actual average weekly gross profit is $**** or more (20% or more positive variance), TCCC and CCE will meet to discuss how to best invest the System excess profits generated by the Energy Cooler elements of the CAPPr program.

Except as specifically stated herein, this letter does not modify the terms of the CAPPr Agreements.

If this accurately reflects our agreement and understanding, please sign where indicated below and return a signed copy to me,

Sincerely,

The Coca-Cola Company By: /S/ GRAY D. LINDSEY Gray D. Lindsey Senior Vice President CCNA Business Development and System Economics	Date: May 1, 2006
Accepted and Agreed to by Coca-Cola Enterprises Inc. By: /S/ WILLIAM W. DOUGLAS William W. Douglas Senior Vice President and Chief Financial Officer	Date: 9 May 2006

****Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.